EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT AUDITORS


GENERAL MOTORS ACCEPTANCE CORPORATION:

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 33-55799 of General Motors Acceptance Corporation on Form S-3 of the report of Deloitte & Touche dated February 9, 1994 appearing in the Annual Report on Form 10-K of General Motors Acceptance Corporation for the year ended December 31, 1993, and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Detroit, Michigan

February 2, 1995